UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2005

DiamondCluster International, Inc.

( Exact name of registrant as specified in its charter )

Delaware	000-22125	36-4069408
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

John Hancock Center
875 North Michigan Avenue, Suite 3000
Chicago, Illinois 60611

(Address of principal executive offices)

312-255-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

The registrant issued a press release and held a conference call with analysts, investors and members of the public on April 28, 2005 announcing financial results for the quarterly and annual periods ended March 31, 2005 and issuing guidance for the first quarter and full fiscal year of 2006. A copy of the press release is attached hereto as Exhibit 99. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

In the attached press release, the Company discloses free cash flow, defined as net cash provided by operating activities less capital expenditures. Management believes that by providing more visibility on free cash flow and reconciling to operating cash flow below, the Company provides a consistent metric from which the quality of its business may be monitored.

Amounts in thousands:

	For the Three Months		For the Twelve Months
	Ended March 31,		Ended March 31,
	2005	2004	2005	2004
Reported net cash provided by operating activities	$7,584	$5,086	$32,836	$7,838
Deduct: Cash used for capital expenditures, net	(527)	(303)	(1,763)	(935)

Free cash flow	$7,057	$4,783	$31,073	$6,903

In the attached press release, the Company also discloses net income per diluted share before the reversal of a tax valuation allowance. The reversal of the US portion of the deferred tax valuation allowance in the fourth quarter was a significant one-time benefit to income, therefore, management believes that by disclosing diluted earnings per share before the reversal of the tax valuation allowance and reconciling to net income per diluted share below, the Company provides a consistent metric from which the quality of its business may be evaluated.

Amounts in thousands, except per share data:

	Quarter ended	Fiscal Year ended
	March 31, 2005	March 31, 2005
Reported net income	$24,349	$37,334
Deduct: Reported income tax benefit	(18,203)	(17,541)
Deduct: Income tax expense if US valuation allowance had not been reversed	(300)	(962)

Pro-forma net income	$5,846	$18,831

Pro-forma diluted earnings per share	$0.16	$0.52

Common shares outstanding assuming dilution	37,623	36,281

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)	On April 1, 2005, the registrant’s Board of Directors increased the size of its Board from 11 to 12 and appointed Arnold R. Weber to fill the vacancy created thereby, to hold such office until the next annual meeting of shareholders or until his successor has been elected and qualified.

Mr. Weber has been determined to be independent under NASDAQ Marketplace Rules and DiamondCluster’s corporate governance guidelines. As such, Mr. Weber is eligible to serve on

DiamondCluster’s independent board committees, although such decisions are not expected to be made until the Board meets in May 2005.

Based on information provided to DiamondCluster directly by Mr. Weber, and other records and information available to us, DiamondCluster believes that there are no transactions or proposed transactions to which DiamondCluster or any of its subsidiaries was or is a party (other than normal director compensation), in which the amount involved exceeds $60,000, and in which Mr. Weber had, or will have, a direct or indirect material interest. Also, there is no arrangement or understanding between Mr. Weber and any other person pursuant to which Mr. Weber was appointed as a board member.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits Exhibit 99 — Press release dated April 28, 2005, furnished pursuant to Item 2.02

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDCLUSTER INTERNATIONAL, INC.
By:	/s/ Karl E. Bupp
Karl E. Bupp
Chief Financial Officer

April 28, 2005